Exhibit 99.1

CBTX, Inc. Reports Second Quarter Financial Results

Houston, Texas, July 26, 2018-- CBTX, Inc. (the “Company”) (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas N.A., today announced net income of $11.0 million, or $0.44 per diluted share, for the quarter ended June 30, 2018, compared to $8.7 million, or $0.39 per diluted share, for the quarter ended June 30, 2017 and $9.1 million, or $0.37 per diluted share, for the quarter ended March 31, 2018.

For 2018, net income and earnings per share were positively impacted by the 14% reduction of the corporate U.S. statutory federal tax rate from 35% to 21% as a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”), which became effective January 1, 2018.

Highlights

•	Total loans, excluding loans held for sale, increased $48.1 million, or 8.2% annualized, to $2.4 billion compared to the quarter ended March 31, 2018.

•	Net interest income for the quarter ended June 30, 2018 totaled $30.9 million, an increase of 6.3% from the first quarter of 2018, primarily due to increased average loans and yields on loans.

•	The efficiency ratio improved to 58.2% for the quarter ended June 30, 2018, compared to 62.6% for the quarter ended March 31, 2018.

Operating Results:

Net Interest Income

Net interest income was $30.9 million for the second quarter of 2018, compared to $26.5 million for the second quarter of 2017 and $29.0 million for the first quarter of 2018. The increase in net interest income in the second quarter of 2018 from the second quarter of 2017, was due to increased average loans and increased average yields on loans and federal funds sold. The increase in net interest income in the second quarter of 2018 from the first quarter of 2018 was due to increased average loans and average loan yields.

The yield on interest-earning assets was 4.71% for the second quarter of 2018, compared to 4.32% for the second quarter of 2017 and 4.49% for the first quarter of 2018.

The cost of interest-bearing liabilities, including borrowings, was 0.60% for the second quarter of 2018, compared to 0.58% for the second quarter of 2017 and 0.55% for the first quarter of 2018.

The net interest margin was 4.39% for the second quarter of 2018 compared to 3.99% for the second quarter of 2017 and 4.19% for the first quarter of 2018.

Provision (Recapture) for Loan Losses

Provision for loan loss was $690,000 for the second quarter of 2018, compared to a recapture of $694,000 for the second quarter of 2017 and a provision of $865,000 for the first quarter of 2018.

The allowance for loan losses was $25.7 million, or 1.07% of total loans, at June 30, 2018, compared to $25.2 million, or 1.15% of total loans, at June 30, 2017 and $25.3 million, or 1.08% of total loans, at March 31, 2018.

Noninterest Income

Noninterest income was $3.5 million for the second quarter of 2018,  $3.5 million for the second quarter of 2017 and $3.4 million for the first quarter of 2018. Although noninterest income was relatively flat between the second quarter 2018 and the second quarter 2017, there was a decrease in gains on sales of loans and assets, offset by an increase in earnings on bank-owned life insurance.

Noninterest income increased from the first quarter of 2018 to the second quarter of 2018 primarily due to higher gains on sales of loans and assets in the second quarter of 2018.

Noninterest Expense

Noninterest expense was $20.0 million for the second quarter of 2018,  $18.9 million for the second quarter of 2017 and $20.3 million for the first quarter of 2018.

Noninterest expense during the second quarter of 2018 compared to the first quarter of 2018 was relatively flat, with decreases in salaries and employee benefits and professional and director fees offset by increased occupancy costs.

Noninterest expense increased $1.2 million in the second quarter of 2018 compared to the second quarter of 2017 primarily due to increased salaries, employee benefits, incentive compensation, health insurance premiums and stock compensation expense.

Income Taxes

Income tax expense was $2.6 million for the second quarter of 2018,  $3.2 million for the second quarter of 2017 and $2.1 million for the first quarter of 2018.

The effective tax rates were 19.3% for the second quarter of 2018,  26.8% for the second quarter of 2017 and 19.0% for the first quarter of 2018. The effective tax rate for the first and second quarter of 2018 reflect reduction of the federal tax rate from 35% to 21% in the fourth quarter of 2017.

Balance Sheet Highlights:

Loans

Loans were $2.4 billion at June 30, 2018,  $2.2 billion at June 30, 2017 and $2.4 billion at March 31, 2018. The increases from the prior year and first quarter are primarily due to organic growth.

Asset Quality

Nonperforming assets remain low relative to total assets at $4.9 million, or 0.16% of total assets, at June 30, 2018,  $9.7 million, or 0.33% of total assets, at June 30, 2017 and $6.1 million, or 0.20% of total assets at March 31, 2018.

Annualized net charge-offs (recoveries) to average loans were 0.05% for the second quarter of 2018, 0.00% for the second quarter of 2017 and 0.05% for the first quarter of 2018.

Deposits and Borrowings

Total deposits were $2.6 billion at June 30, 2018, compared to $2.5 billion at June 30, 2017 and $2.6 billion at March 31, 2018.

Total borrowings (excluding junior subordinated debentures) were $51.4 million at  June 30, 2018, $27.6 million at June 30, 2017 and $861,000 at March 31, 2018. The increase in borrowings from March 31, 2018 to June 30, 2018 is due to Federal Home Loan Bank (FHLB) short-term advances of $50 million. Borrowings at June 30, 2017 include $25.5 million for our note payable, which was repaid due to scheduled payments and repayment in full during the quarter ended December 31, 2017.

Capital

At June 30, 2018,  the Company remains well capitalized. Our ratio of total shareholders’ equity to total assets was 14.87% at June 30, 2018, 12.65% at June 30, 2017 and 14.69% at March 31, 2018.

Our ratio of tangible equity to total tangible assets was 12.41% at June 30, 2018, 9.95% at June 30, 2017 and 12.19% at March 31, 2018. Tangible equity to total tangible assets is a non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation.”

Our ratio of tangible equity to total assets increased from June 30, 2017 to June 30, 2018 due to our November 2017  initial public offering of our common stock.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.1 billion asset bank, offering commercial banking solutions to local small and mid-sized businesses and professionals in Houston, Beaumont and surrounding communities in southeast Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy; maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (‘SEC”) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what its anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybanktx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

Balance Sheet Data (at period end):	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017

Loans, excluding loans held for sale	$2,404,132	$2,356,053	$2,311,544	$2,199,478	$2,192,443
Allowance for loan losses	(25,746)	(25,349)	(24,778)	(23,757)	(25,187)
Loans, net	2,378,386	2,330,704	2,286,766	2,175,721	2,167,256

Cash and equivalents	245,265	279,915	326,199	348,578	307,173
Debt securities	230,393	221,183	223,208	217,660	220,330
Premises and equipment, net	52,607	53,135	53,607	54,129	56,609
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets, net	6,276	6,521	6,770	7,031	7,298
Repossessed real estate and other assets	137	295	705	1,136	1,435
Loans held for sale	560	113	1,460	466	559
Other assets	106,186	101,974	101,418	104,167	99,267
Total Assets	$3,100,760	$3,074,790	$3,081,083	$2,989,838	$2,940,877

Noninterest-bearing deposits	$1,114,155	$1,120,521	$1,109,789	$1,051,755	$1,030,865
Interest-bearing deposits	1,447,119	1,479,181	1,493,183	1,502,872	1,485,919
Total deposits	2,561,274	2,599,702	2,602,972	2,554,627	2,516,784

Note payable	-	-	-	24,357	25,464
Repurchase agreements	1,448	861	1,525	2,239	2,179
Federal Home Loan Bank advances	50,000	-	-	-	-
Junior subordinated debt	6,726	6,726	6,726	6,726	6,726
Other liabilities	20,117	15,930	23,646	20,768	17,760
Total Liabilities	2,639,565	2,623,219	2,634,869	2,608,717	2,568,913

Shareholders' Equity	461,195	451,571	446,214	381,121	371,964
Total Liabilities and Shareholders' Equity	$3,100,760	$3,074,790	$3,081,083	$2,989,838	$2,940,877

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands)

	For the Three Months Ended					For the Six Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Interest Income
Interest and fees on loans	$30,493	$28,462	$27,726	$27,129	$26,560	$58,955	$52,513
Securities	1,507	1,436	1,357	1,334	1,353	2,943	2,656
Federal Funds and interest-bearing deposits	1,127	1,187	1,283	1,106	813	2,314	1,555
Total Interest Income	33,127	31,085	30,366	29,569	28,726	64,212	56,724
Interest Expense
Deposits	2,126	1,948	1,993	1,964	1,857	4,074	3,695
Repurchase agreements	1	1	—	2	1	2	3
Federal Home Loan Bank advances	12	—	—	—	—	12	—
Note payable	3	4	122	269	264	7	515
Junior subordinated debt	109	93	86	83	79	202	153
Total Interest Expense	2,251	2,046	2,201	2,318	2,201	4,297	4,366
Net Interest Income	30,876	29,039	28,165	27,251	26,525	59,915	52,358
Provision (Recapture) for Loan Losses	690	865	1,050	(1,654)	(694)	1,555	266
Net Interest Income After Provision (Recapture) for Loan Losses	30,186	28,174	27,115	28,905	27,219	58,360	52,092
Noninterest Income
Deposit account service charges	1,497	1,478	1,388	1,395	1,517	2,975	3,017
Net gain (loss) on sale of assets	210	130	(7)	828	339	340	703
Card interchange fees	971	927	941	803	877	1,898	1,709
Earnings on bank-owned life insurance	465	451	460	459	335	916	661
Other	363	375	362	601	458	738	884
Total Noninterest Income	3,506	3,361	3,144	4,086	3,526	6,867	6,974
Noninterest Expense
Salaries and employee benefits	12,496	12,695	14,021	11,829	11,299	25,191	22,723
Net occupancy expense	2,433	2,265	2,346	2,221	2,351	4,698	4,584
Regulatory fees	513	545	487	458	621	1,058	1,231
Data processing	666	683	674	662	651	1,349	1,293
Printing, stationery and office	480	411	415	348	370	891	717
Amortization of intangibles	248	255	263	267	271	503	549
Professional and director fees	686	919	1,168	606	706	1,605	1,331
Correspondent bank and customer related transaction expenses	68	67	67	67	78	135	152
Loan processing costs	75	118	141	115	133	193	205
Advertising, marketing and business development	475	506	508	266	508	981	687
Repossessed real estate and other asset expense	5	57	66	340	85	62	203
Security and protection expense	311	302	300	331	352	613	724
Telephone and communications	394	386	344	311	307	780	661
Other expenses	1,162	1,075	1,189	1,196	1,127	2,237	2,226
Total Noninterest Expense	20,012	20,284	21,989	19,017	18,859	40,296	37,286
Net Income Before Income Tax Expense	13,680	11,251	8,270	13,974	11,886	24,931	21,780
Income Tax Expense	2,638	2,139	6,313	3,927	3,181	4,777	6,213
Net Income	$11,042	$9,112	$1,957	$10,047	$8,705	$20,154	$15,567

CBTX, INC. AND SUBSIDIARY

Financial Highlights (Unaudited)

(In thousands, except per share data and percentages)

	For the Three Months Ended					For the Six Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Profitability:
Net income	$11,042	$9,112	$1,957	$10,047	$8,705	$20,154	$15,567
Basic earnings per share	$0.44	$0.37	$0.08	$0.46	$0.39	$0.81	$0.71
Diluted earnings per share	$0.44	$0.37	$0.08	$0.45	$0.39	$0.81	$0.70

Return on average assets (1)	1.44%	1.20%	0.25%	1.34%	1.20%	1.32%	1.08%
Return on average shareholders' equity (1)	9.66%	8.20%	1.83%	10.54%	9.46%	8.94%	8.58%
Net interest margin- tax equivalent (1)	4.43%	4.23%	4.06%	4.07%	4.08%	4.33%	4.05%
Efficiency ratio (2)	58.20%	62.60%	70.23%	60.69%	62.76%	60.34%	62.84%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	14.87%	14.69%	14.48%	12.75%	12.65%	14.87%	12.65%
Tangible equity to tangible assets (3)	12.41%	12.19%	11.98%	10.10%	9.95%	12.41%	9.95%
Common equity tier 1 capital ratio	14.08%	14.12%	14.19%	12.23%	12.00%	14.08%	12.00%
Tier 1 leverage ratio	12.87%	12.58%	12.30%	10.48%	10.39%	12.87%	10.39%
Tier 1 risk-based capital ratio	14.32%	14.37%	14.44%	12.49%	12.26%	14.32%	12.26%
Total risk-based capital ratio	15.29%	15.35%	15.42%	13.48%	13.33%	15.29%	13.33%

Other Data:
Weighted average common shares outstanding- Basic	24,858	24,833	23,629	22,063	22,062	24,845	22,062
Weighted average common shares outstanding- Diluted	24,997	24,954	23,742	22,138	22,148	24,977	22,148
Common shares outstanding at period end	24,859	24,833	24,833	22,063	22,063	24,859	22,063
Dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.10	$0.10
Book value per share	$18.55	$18.18	$17.97	$17.27	$16.86	$18.55	$16.86
Tangible book value per share (3)	$15.04	$14.66	$14.44	$13.29	$12.86	$15.04	$12.86
Employees - full-time equivalents	488	477	462	464	472	488	472

(1)Quarterly ratios are annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation.”

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	6/30/2018			3/31/2018			6/30/2017
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,375,253	$30,493	5.15%	$2,319,463	$28,462	4.98%	$2,203,145	$26,560	4.83%
Debt securities	228,262	1,507	2.65%	223,730	1,436	2.60%	220,905	1,353	2.45%
Federal funds sold and other interest-earning assets	201,906	936	1.86%	252,722	994	1.60%	228,393	637	1.12%
Nonmarketable equity securities	14,823	191	5.17%	14,701	193	5.32%	14,691	176	4.81%
Total interest-earning assets	2,820,244	$33,127	4.71%	2,810,616	$31,085	4.49%	2,667,134	$28,726	4.32%
Allowance for loan losses	(25,392)			(24,866)			(26,424)
Noninterest-earnings assets	288,416			287,099			273,760
Total assets	$3,083,268			$3,072,849			$2,914,470
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,478,016	$2,126	0.58%	$1,491,613	$1,948	0.53%	$1,478,579	$1,857	0.50%
Repurchase agreements	1,540	1	0.26%	1,418	1	0.29%	2,356	1	0.17%
FHLB advances	2,198	12	2.19%	—	—	—%	—	—	—%
Note payable	—	3	—%	—	4	—%	25,841	264	4.10%
Junior subordinated debt	10,826	109	4.04%	10,826	93	3.48%	10,826	79	2.93%
Total interest-bearing liabilities	1,492,580	$2,251	0.60%	1,503,857	$2,046	0.55%	1,517,602	$2,201	0.58%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,111,736			1,097,085			1,010,823
Other liabilities	20,441			21,165			16,910
Total noninterest-bearing liabilities	1,132,177			1,118,250			1,027,733
Shareholders’ equity	458,511			450,742			369,135
Total liabilities and shareholders’ equity	$3,083,268			$3,072,849			$2,914,470
Net interest income		$30,876			$29,039			$26,525
Net interest spread (3)			4.11%			3.93%			3.74%
Net interest margin (4)			4.39%			4.19%			3.99%
Net interest margin—tax equivalent (5)			4.43%			4.23%			4.08%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $425,000,  $544,000  and $770,000 for the quarter ended June 30, 2018,  March 31, 2018 and June 30, 2017, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $267,000,  $270,000 and $585,000 for the quarter ended June 30, 2018,  March 31, 2018 and June 30, 2017, respectively, has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

	For the Six Months Ended June 30,
	2018			2017
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earnings assets:
Total loans (1)	$2,347,512	$58,955	5.06%	$2,190,953	$52,513	4.83%
Debt securities	226,008	2,943	2.63%	219,005	2,656	2.45%
Federal funds sold and other interest-earning assets	227,172	1,929	1.71%	244,053	1,186	0.98%
Nonmarketable equity securities	14,763	385	5.26%	14,688	369	5.07%
Total interest-earning assets	2,815,455	$64,212	4.60%	2,668,699	$56,724	4.29%
Allowance for loan losses	(25,131)			(25,932)
Noninterest-earnings assets	287,764			275,208
Total assets	$3,078,088			$2,917,975
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,484,777	$4,074	0.55%	$1,495,867	$3,695	0.50%
Repurchase agreements	1,480	2	0.27%	2,412	3	0.25%
FHLB advances	1,105	12	2.19%	—	—	—%
Note payable	—	7	—%	26,400	515	3.93%
Junior subordinated debt	10,826	202	3.76%	10,826	153	2.85%
Total interest-bearing liabilities	1,498,188	$4,297	0.58%	1,535,505	$4,366	0.57%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,104,451			998,326
Other liabilities	20,801			18,157
Total noninterest-bearing liabilities	1,125,252			1,016,483
Shareholders’ equity	454,648			365,987
Total liabilities and shareholders’ equity	$3,078,088			$2,917,975
Net interest income		$59,915			$52,358
Net interest spread (2)			4.02%			3.71%
Net interest margin (3)			4.29%			3.96%
Net interest margin—tax equivalent (4)			4.33%			4.05%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $484,000 and $730,000 for the six months ended June 30, 2018 and June 30, 2017, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $537,000 and $1.2 million for the six months ended June 30, 2018 and June 30, 2017, respectively, has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

CBTX, INC. AND SUBSIDIARY

Yield Trend (Unaudited)

	For the Three Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Yield Trend - Annualized:
Interest-earnings assets:
Total loans	5.15%	4.98%	4.88%	4.91%	4.83%
Debt securities	2.65%	2.60%	2.42%	2.37%	2.45%
Federal funds sold and other interest-earning assets	1.86%	1.60%	1.37%	1.29%	1.12%
Nonmarketable equity securities	5.17%	5.32%	5.13%	4.83%	4.81%
Total interest-earning assets	4.71%	4.49%	4.29%	4.32%	4.32%

Interest-bearing liabilities:
Interest-bearing deposits	0.58%	0.53%	0.52%	0.52%	0.50%
Repurchase agreements	0.26%	0.29%	—%	0.33%	0.17%
FHLB advances	2.19%	—%	—%	—%	—%
Note payable	—%	—%	4.30%	4.31%	4.10%
Junior subordinated debt	4.04%	3.48%	3.15%	3.04%	2.93%
Total interest-bearing liabilities	0.60%	0.55%	0.56%	0.60%	0.58%

Net interest spread (1)	4.11%	3.93%	3.73%	3.73%	3.74%
Net interest margin (2)	4.39%	4.19%	3.98%	3.98%	3.99%
Net interest margin—tax equivalent (3)	4.43%	4.23%	4.06%	4.07%	4.08%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	For the Three Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Average Outstanding Balances:

Assets
Interest-earnings assets:
Total loans (1)	$2,375,253	$2,319,463	$2,252,735	$2,191,016	$2,203,145
Debt securities	228,262	223,730	222,602	223,132	220,905
Federal funds sold and other interest-earning assets	201,906	252,722	317,484	284,334	228,393
Nonmarketable equity securities	14,823	14,701	14,698	14,695	14,691
Total interest-earning assets	2,820,244	2,810,616	2,807,519	2,713,177	2,667,134
Allowance for loan losses	(25,392)	(24,866)	(24,127)	(25,316)	(26,424)
Noninterest-earnings assets	288,416	287,099	296,108	290,767	273,760
Total assets	$3,083,268	$3,072,849	$3,079,500	$2,978,628	$2,914,470

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,478,016	$1,491,613	$1,519,631	$1,501,732	$1,478,579
Repurchase agreements	1,540	1,418	1,793	2,404	2,356
FHLB advances	2,198	—	—	—	—
Note payable	—	—	11,252	24,742	25,841
Junior subordinated debt	10,826	10,826	10,826	10,826	10,826
Total interest-bearing liabilities	1,492,580	1,503,857	1,543,502	1,539,704	1,517,602
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,111,736	1,097,085	1,087,416	1,041,731	1,010,823
Other liabilities	20,441	21,165	23,271	18,844	16,910
Total noninterest-bearing liabilities	1,132,177	1,118,250	1,110,687	1,060,575	1,027,733
Shareholders’ equity	458,511	450,742	425,311	378,349	369,135
Total liabilities and shareholders’ equity	$3,083,268	$3,072,849	$3,079,500	$2,978,628	$2,914,470

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	6/30/2018		3/31/2018		12/31/2017		9/30/2017		6/30/2017
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Loan Portfolio:
Commercial and industrial	$565,850	23.5%	$559,070	23.7%	$559,363	24.1%	$548,870	24.9%	$535,116	24.4%
Real estate:
Commercial real estate	780,224	32.4%	767,108	32.5%	738,293	31.9%	689,501	31.3%	690,044	31.4%
Construction and development	449,390	18.6%	436,260	18.5%	449,211	19.4%	424,489	19.3%	433,966	19.8%
1-4 family residential	279,227	11.6%	260,580	11.0%	258,584	11.2%	246,564	11.2%	240,073	10.9%
Multi-family residential	229,609	9.5%	236,000	10.0%	220,305	9.5%	211,219	9.6%	208,222	9.5%
Consumer	41,833	1.7%	40,869	1.7%	40,433	1.7%	42,772	1.9%	41,130	1.9%
Agricultural	10,951	0.5%	8,807	0.4%	11,256	0.5%	11,424	0.5%	10,650	0.4%
Other	53,376	2.2%	52,382	2.2%	40,344	1.7%	29,684	1.3%	38,237	1.7%
Gross loans	2,410,460	100.0%	2,361,076	100.0%	2,317,789	100.0%	2,204,523	100.0%	2,197,438	100.0%
Less deferred fees and unearned discount	(5,768)		(4,910)		(4,785)		(4,579)		(4,436)
Less allowance for loan losses	(25,746)		(25,349)		(24,778)		(23,757)		(25,187)
Less loans held for sale	(560)		(113)		(1,460)		(466)		(559)
Loans, net	$2,378,386		$2,330,704		$2,286,766		$2,175,721		$2,167,256

Deposits:
Interest-bearing demand accounts	$342,890	13.4%	$345,378	13.3%	$363,015	14.0%	$340,627	13.3%	$343,826	13.7%
Money market accounts	650,747	25.4%	717,548	27.6%	702,299	27.0%	726,903	28.5%	698,546	27.7%
Savings accounts	97,576	3.8%	95,603	3.7%	95,842	3.7%	88,613	3.5%	88,083	3.5%
Certificates and other time deposits, $100,000 or greater	164,464	6.4%	161,777	6.2%	172,469	6.6%	179,777	7.0%	182,143	7.2%
Certificates and other time deposits, less than $100,000	191,442	7.5%	158,875	6.1%	159,558	6.1%	166,952	6.5%	173,321	6.9%
Total interest-bearing deposits	1,447,119	56.5%	1,479,181	56.9%	1,493,183	57.4%	1,502,872	58.8%	1,485,919	59.0%
Noninterest-bearing deposits	1,114,155	43.5%	1,120,521	43.1%	1,109,789	42.6%	1,051,755	41.2%	1,030,865	41.0%
Total deposits	$2,561,274	100.0%	$2,599,702	100.0%	$2,602,972	100.0%	$2,554,627	100.0%	$2,516,784	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands, except percentages)

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Nonperforming assets (at period end):
Nonaccrual loans:
Commercial and industrial	$1,734	$2,533	$3,280	$2,444	$2,348
Real estate:
Commercial real estate	2,092	2,217	3,216	5,038	4,964
Construction and development	225	233	252	265	362
1-4 family residential	738	765	898	844	578
Multi-family residential	—	—	—	1	3
Consumer	4	21	—	—	—
Agricultural	—	—	—	—	—
Nonaccrual loans	4,793	5,769	7,646	8,592	8,255
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	4,793	5,769	7,646	8,592	8,255
Foreclosed assets, including other real estate:
Commercial real estate, construction and development, land and land development	137	295	298	729	1,018
Residential real estate	—	—	407	407	417
Total foreclosed assets	137	295	705	1,136	1,435
Total nonperforming assets	$4,930	$6,064	$8,351	$9,728	$9,690

Allowance for Loan Losses (at period end):
Commercial and industrial	$7,648	$7,439	$7,257	$7,194	$8,466
Real estate:
Commercial real estate	10,930	10,742	10,375	9,640	10,000
Construction and development	3,335	3,356	3,482	3,364	3,313
1-4 family residential	1,404	1,329	1,326	1,282	1,138
Multi-family residential	1,479	1,520	1,419	1,360	1,341
Consumer	479	517	566	626	599
Agricultural	66	53	68	69	64
Other	405	393	285	222	266
Total allowance for loan losses	$25,746	$25,349	$24,778	$23,757	$25,187

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.16%	0.20%	0.27%	0.33%	0.33%
Nonperforming loans to total loans	0.20%	0.24%	0.33%	0.39%	0.38%
Allowance for loan losses to nonperforming loans	537.16%	439.40%	324.06%	276.50%	305.11%
Allowance for loan losses to total loans	1.07%	1.08%	1.07%	1.08%	1.15%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Analysis of Allowance for Loan Losses

Allowance for loan losses at beginning of period	$25,349	$24,778	$23,757	$25,187	$25,881

Provision (recapture) for loan losses	690	865	1,050	(1,654)	(694)

Net (charge-offs) recoveries
Commercial and industrial	(301)	(297)	52	205	66
Real estate:
Commercial real estate	5	3	(118)	2	2
Construction and development	—	—	—	—	—
1-4 family residential	—	(2)	(7)	2	8
Multi-family residential	—	—	—	—	—
Consumer	3	2	9	4	(90)
Agricultural	—	—	35	11	6
Other	—	—	—	—	8
Total net (charge-offs) recoveries	(293)	(294)	(29)	224	—

Allowance for loan losses at end of period	$25,746	$25,349	$24,778	$23,757	$25,187

Net charge-offs (recoveries) to average loans	0.05%	0.05%	—%	(0.04)%	—%

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate (1) tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and (2) tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets. We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following tables reconcile, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and shareholders’ equity to total assets:

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Tangible Equity
Total shareholders’ equity	$461,195	$451,571	$446,214	$381,121	$371,964
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	6,276	6,521	6,770	7,031	7,298
Tangible equity	$373,969	$364,100	$358,494	$293,140	$283,716
Tangible Assets
Total assets	$3,100,760	$3,074,790	$3,081,083	$2,989,838	$2,940,877
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	6,276	6,521	6,770	7,031	7,298
Tangible assets	$3,013,534	$2,987,319	$2,993,363	$2,901,857	$2,852,629

Common shares outstanding	24,859	24,833	24,833	22,063	22,063

Book value per share	$18.55	$18.18	$17.97	$17.27	$16.86
Tangible book value per share	$15.04	$14.66	$14.44	$13.29	$12.86

Total shareholders’ equity to total assets	14.87%	14.69%	14.48%	12.75%	12.65%
Tangible equity to tangible assets	12.41%	12.19%	11.98%	10.10%	9.95%

Investor Relations:

James L. Sturgeon

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com